Vringo Announces Warrant Exercises

Company Receives $3.6 Million in Proceeds to Support its Ongoing Strategic Growth Initiatives

NEW YORK — February 14, 2012 — Vringo, Inc. (NYSE Amex: VRNG), a provider of software platforms for mobile social and video applications, today announced that it has received approximately $3.6 million in cash proceeds from the exercise of warrants to purchase approximately 3.8 million shares of common stock.

"We are extremely pleased at the level of confidence in us demonstrated by our investors by exercising their warrants," said Andrew Perlman, President of Vringo. "Vringo has made improvements in its financial performance and we believe it is well- positioned to continue to benefit from improving efficiencies. These warrant exercises further strengthen both the cash position of the company as well as its capital structure. We currently have no debt, a streamlined organizational structure and increasing downloads of our products. We believe the proceeds from the warrant exercises will enable us to support our ongoing strategic growth initiatives."

In connection with the warrant exercises, the Company issued warrants holders new warrants to purchase 2,505,922 shares of common stock with an exercise price of $1.76 per share.

About Vringo

Vringo (NYSE Amex: VRNG) is a provider of software platforms for mobile social and video applications. With its award-winning video ringtone application and other mobile software platforms - including Facetones™, Video Remix and Fan Loyalty - Vringo transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience. Vringo’s video ringtone service enables users to create or take video, images and slideshows from virtually anywhere and turn it into their visual call signature. In a first for the mobile industry, Vringo has introduced its patented VringForward technology, which allows users to share video clips with friends with a simple call. Vringo’s Facetones™ application creates an automated video slideshow using friends’ photos from social media web sites, which is played each time a user communicates with a friend using a mobile device. Vringo’s Video ReMix application, in partnership with music artists and brands, allows users to create their own music video by tapping on a Smartphone or tablet. Lastly, Fan Loyalty is a platform that lets users interact, vote and communicate with contestants in reality TV series that it partners with, as well as downloading and setting clips from such shows as video ringtones. Vringo’s video ringtone application has been heralded by The New York Times as "the next big thing in ringtones" and USA Today said it has "to be seen to be believed." For more information, visit: www.vringo.com

For comprehensive investor relations material, including fact sheets, white papers, conference calls and video regarding Vringo and its applications, please follow the appropriate link: Investor Portal, White Paper, Overview Video and Facetones™ Video.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our ability to raise capital to fund our operations, the continued listing of our securities on the NYSE Amex, market acceptance of our products, our ability to protect our intellectual property rights, competition from other providers and products and other factors discussed from time to time in our filings with the Securities and Exchange Commission. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Contact:

Vringo, Inc.

Cliff Weinstein, VP Corporate Development

646-794-4226

cliff@vringo.com

Media Contact:

The Hodges Partnership

Caroline Platt & Stacey Brucia

804-788-1414

VringoPR@hodgespart.com